Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 2026 (except for Note 8, as to which the date is May 22, 2026) in the Registration Statement (Form 20-F) of Vicore Pharma Holding AB dated May 22, 2026.

/s/ Ernst & Young AB

Stockholm, Sweden

May 22, 2026